AGREEMENT FOR CONTRIBUTION OF PROPERTY

            This AGREEMENT FOR CONTRIBUTION OF PROPERTY (this “Agreement”) is made and entered into as of this 3rd day of May, 2006, by and between the entities identified on Schedule 1 hereto (each a "Seller" and collectively the "Sellers"), and IRET PROPERTIES, A NORTH DAKOTA LIMITED PARTNERSHIP (the “Buyer”).  The current address of each party is set forth in Section 16 below.

WHEREAS, Sellers are the owners of the Properties (as hereinafter defined); and

WHEREAS, Sellers wish to contribute to Buyer, and Buyer wishes to acquire from Sellers, the Properties upon the terms and conditions hereinafter set forth.

AGREEMENT

            In consideration of the Earnest Money and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

            Section 1.       Definitions.  For purposes of this Agreement, each of the following terms, when used herein with an initial capital letter, shall have the meaning ascribed to it as follows:

(a)       Accredited Investor.  An “Accredited Investor,” as such term is defined in rule 501(a) of Regulation D of the Act.

(b)       Act.  The Securities Act of 1933, as amended.

(c)       Building.  The buildings located on the Land.

(d)       Buyer’s Broker.  Buyer is not represented by a broker in this transaction.

(e)       CAM Payments.  Reimbursements, payments, or escalations due under the Leases from the Tenants for Operating Expenses, real estate taxes, and special or general assessments.

(f)       Closing.  The closing and consummation of the contribution of the Properties pursuant hereto.

(g)       Closing Date.  The date on which the Closing occurs as provided in Section 10 hereof.

(h)       Closing Year.  The calendar year in which the Closing occurs.

(i)       Code.  The Internal Revenue Code of 1986, as amended.

(j)       Contract Date.  The date upon which this Agreement shall be deemed effective, which shall be the date first above written.

(k)       Debt.  The debt of Sellers to Lender, as listed and organized by Property on attached Exhibit J.  Said exhibit shall include a description of the general terms and conditions of the Debt on each Property, including identity of Lender, approximate principal amount outstanding, interest rate, maturity date, and assumption provisions.

(l)       Deed.  The special warranty deeds to be executed by Sellers, in form approved by Buyer in its sole but reasonable discretion.

(m)       Due Diligence Documents.  The documents and information set forth on Exhibit E, to be provided to Buyer by Sellers pursuant to Section 6.1 below.

(n)       Environmental Laws.  Any applicable statute, code, enactment, ordinance, rule, regulation, permit, consent, approval, authorization, license, judgment, order, writ, common law rule (including, but not limited to, the common law respecting nuisance), decree, injunction, or other requirement having the force and effect of law, whether local, state, territorial or national, at any time in force or effect relating to:  (i) emissions, discharges, spills, releases or threatened releases of Hazardous Substances into ambient air, surface water, ground water, watercourses, publicly or privately owned treatment works, drains, sewer systems, wetlands, septic systems or onto land; (ii) the use, treatment, storage, disposal, handling, manufacturing, transportation or shipment of Hazardous Substances; (iii) the regulation of storage tanks or sewage disposal systems; or (iv) otherwise relating to pollution or the protection of human health or the environment.

(o)       Escrow Agent.  Stewart Title of Colorado, Inc., 50 South Steele Street, Suite 600, Denver, CO 80209, Attn: Carma Allen & Brianna Hern, Fax No. (303) 331-9867, acting as Escrow Agent pursuant to the terms and conditions of this Agreement.

(p)       Estoppel Certificates.  The estoppel certificates to be delivered to Buyer, as provided in Sections 6.5 and 9 hereof.

(q)       Hazardous Substances.  All substances, wastes, pollutants, contaminants and materials regulated, or defined or designated as hazardous, extremely or imminently hazardous, dangerous, or toxic, under the following federal statutes and their state counterparts, including any implementing regulations:  the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; the Atomic Energy Act, 42 U.S.C. §§ 2011 et seq.; the Hazardous Materials Transportation Act, 42 U.S.C. §§ 1801 et seq.; or any other federal, state, or municipal statute, law or ordinance regulating or otherwise dealing with or affecting materials deemed dangerous or hazardous to human health or the environment; with petroleum and petroleum products including crude oil and any fractions thereof; with asbestos; and with natural gas, synthetic gas, and any mixtures thereof.

(r)       Improvements.  The Building and any other structures, sidewalks, drives, parking lots, landscaping and improvements located upon the Land, including all systems, facilities, fixtures, machinery, equipment and conduits to provide fire protection, security, heat, exhaust, ventilation, air conditioning, electrical power, light, plumbing, refrigeration, gas, sewer, and water thereto (including all replacements or additions thereto between the Contract Date and the Closing Date).

(s)       IRET.  Investors Real Estate Trust, a North Dakota Business Trust.

(t)       Intangibles.  Each Seller’s right, title and interest in, to and under the following: (i) the Warranties; (ii) rights under construction and equipment and material guarantees and warranties, if any, relating to the Land and pertaining to the Improvements; (iii) all assignable licenses and other governmental permits and permissions, if any, relating to the Land, the Improvements, the Personal Property, and the operation thereof; (iv) any current tenant prospect lists for vacant space in the Improvements, and any leasing brochures, booklets, manuals, and advertising materials relating to the Land and Improvements; and (v)  the final plans and specifications for the Improvements.

(u)       Land.  The fee estate in each tract or parcel of land described in Exhibit A and all privileges, rights, easements, hereditaments and appurtenances thereto belonging, and all right, title and interest of each Seller, if any, in and to any streets, alleys, passages and other rights of way included therein or adjacent thereto (before or after the vacation thereof).

(v)       Leases.  All leases and other agreements granting third parties rights of possession or occupancy of the Properties or any part thereof, whether executed before, on, or after the Contract Date.

(w)       Lender.  Collectively, the lending institutions to which the Debt is owed with respect to the Properties, as set forth on Exhibit J.

(x)       Major Tenants.  All Tenants under the Leases that lease in the aggregate at least 3,000 square feet of the Properties.

(y)       Operating Expenses.  Utility charges (including without limitation water, electricity, sewer, gas, and telephone), operation expenses, maintenance expenses, fees paid or payable under any licenses and permits in respect to any Property, and any other recurring costs or expenses relating or pertaining to any Property.

(z)       Partnership Agreement.  The Buyer’s Agreement of Limited Partnership dated January 31, 1997, as amended to date, and as the same may be amended form time to time.  A copy of the Partnership Agreement, as amended to date, is attached as Exhibit L hereto.

(aa)     Personal Property.  The personal property located at the Properties, if any, as listed and organized by Property on attached Exhibit B, together with all replacements or additions made thereto in the ordinary course of operating the Properties between the Contract Date and the Closing Date.

(bb)     Properties.  Each Seller’s right, title and interest in, to and under the following (insofar as the same relate to a single parcel of Land, a “Property”): (i) the Land; (ii) the Improvements; (iii) the Leases; (iv) the Intangibles; and (v) the Personal Property.

(cc)      Prorate.  The division of income and expenses of the Properties between Sellers and Buyer based on their respective periods of ownership during the Closing Year and as of 12:01 a.m. on the Closing Date.

(dd      Rent.  All rent payable by Tenants pursuant to Leases, including fixed, minimum and base rents, parking revenues and all other revenues derived from the Properties, including, but not limited to, CAM Payments.

(ee)      Security Deposits.  Any and all security deposits, including any accrued interest as required by contract or applicable law, held by Sellers pursuant to the Leases that have not been properly applied toward Tenant defaults as of Closing, but specifically including any such deposit that a Tenant alleges to have been improperly or wrongfully applied to Tenant defaults.

(ff)      Seller’s Broker.  NP Dodge Company, who is representing Seller.

(gg)      Service Contracts.  All of the service contracts that relate to the Properties, or the operation or maintenance thereof, as listed and organized by Property on attached Exhibit C.

(hh)      Shares.  Common shares of beneficial interest of IRET.

(ii)      Share Value.  The average closing price for the Shares on the NASDAQ National Market for the thirty (30) trading days preceding the date that is two (2) business days prior to the Closing Date (excluding the two (2) highest and two (2) lowest closing prices).

(jj)      Taxes.  All general real estate, ad valorem and personal property taxes assessed against the Properties.

(kk)      Tenants.  The tenants under the Leases.

(ll)      Title Commitment.  A commitment for a current form ALTA Owner’s Title Insurance Policy for each Property issued by the Title Company, agreeing to insure title to each Property on or after the Contract Date, showing Seller as owner of each Property, and indicating the conditions upon which the Title Company will issue full extended coverage over all general title exceptions contained in each such policy, including any endorsements that Buyer may require.  The Title Company shall issue separate commitments for each individual Property, and all such commitments shall aggregate to the full amount of the Consideration.

(mm)      Title Company.  Stewart Title Guaranty Company, 50 South Steele Street, Suite 600, Denver, CO 80209, Attn: Carma Allen & Brianna Hern, Fax No. (303) 331-9867.

(nn)      Units.  Units of limited partnership interest in the Buyer, defined as “Partnership Units” in the Partnership Agreement.

(oo)      Warranties.  Any and all warranties, guaranties and similar contracts in favor of Sellers relating or pertaining to the Properties.

             Section 2.      Contribution Agreement.  Subject to and in accordance with the terms, conditions and provisions hereof, Sellers agree to contribute the Properties to Buyer, and Buyer agrees to accept Sellers' contribution of the Properties.

            Section 3.       Earnest Money.  Within two (2) business days after the Inspection Date (as defined in Section 6.3 below), if this Agreement has not been terminated, Buyer will deposit with the Escrow Agent the cash sum of Two Hundred Fifty Thousand Dollars ($250,000.00).  Said sum together with all income earned on the investment thereof is herein collectively referred to as the “Earnest Money.”  The Earnest Money shall be invested by Escrow Agent in a money market or other daily interest account.  The Earnest Money shall be held by the Escrow Agent until disbursed as set forth in this Agreement.  Buyer shall execute any appropriate W-9 forms and deliver the same to the Escrow Agent.  If Buyer acquires some or all of the Properties pursuant to this Agreement, the Earnest Money shall be returned by the Escrow Agent to Buyer.  If all of the conditions precedent set forth in this Agreement are not satisfied or waived by Buyer, or if Buyer terminates this Agreement as expressly permitted pursuant to the provisions hereof, then the Earnest Money shall be returned by the Escrow Agent to Buyer.  If all of the conditions precedent set forth in this Agreement have been satisfied or waived by Buyer, and thereafter Buyer fails to acquire the Properties pursuant to the terms of this Agreement and Sellers are not in default, then the Earnest Money shall be delivered to Sellers and shall be retained by Sellers as liquidated damages.  If there is a dispute between Buyer and Sellers as to the distribution of the Earnest Money, or if for any other reason the Escrow Agent in good faith elects not to make any such disbursement, the Escrow Agent shall continue to hold the Earnest Money until otherwise directed by written instructions executed by Sellers and Buyer, or by a final judgment of a court of competent jurisdiction.

            Section 4.       Consideration and Prorations.

4.1       Consideration.  The agreed value of the Properties (the “Consideration”) is One Hundred Forty Million Eight Hundred Thousand Dollars ($140,800,000.00), subject to the prorations and allocations provided for herein, which shall be added or subtracted as the case may be.  The allocation of the Consideration among the Properties is set forth on Exhibit M.  Buyer’s assumption of the Debt as provided in Section 4.5 below shall be a credit toward the Consideration.  The consideration for the conveyance and contribution of the Properties to Buyer by Sellers shall be the issuance to each Seller of Units equal in amount to the Consideration allocated to the Property of such Seller divided by the Share Value, but not less than $9.50 ("Minimum Value") and not more than $10.15 per Unit except as set forth below.  Seller and Buyer agree, conclusively and unconditionally, that if the Closing occurs such determination as to the number of Units to be issued in consideration for the Properties shall be made based upon the Share Value, regardless of the price at which Shares trade on the Contract Date or Closing Date, or at any time before or after the Contract Date or Closing Date.  If such calculation would result in a fractional number of Units to be delivered to a Seller, the Buyer, at its option, may pay the fractional amount in cash so as to provide for delivery of a whole number of Units.  Notwithstanding anything to the contrary contained herein, in the event the Share Value is less than $9.00 per Unit, the Minimum Value shall be reduced to Fifty Cents ($.50) in excess of the Share Value.  On or before the Closing, Sellers shall deliver written notice to Buyer allocating the Units among Sellers.  Each Seller shall be issued certificates for the Units allocated to it within ten (10) business days following the Closing.  The Units shall be convertible into cash or, at the sole discretion of IRET, Shares, in accordance with the Partnership Agreement.  Each Seller acknowledges and agrees that its ownership of the Units and rights to transfer and exchange the Units shall be subject to all of the limitations, terms, provisions and restrictions set forth in this Agreement and in the Partnership Agreement, as well as a two (2) year restriction on conversion of such Units from the date of issuance.  Notwithstanding the foregoing, under no circumstances will Units be issued to any individual or entity that is not an Accredited Investor.  At Closing, each Seller will deliver to Buyer an executed Accredited Investor Certificate, a form of which is attached hereto as Exhibit K, that provides information concerning such Seller’s status as an Accredited Investor, and such other information and documentation as may reasonably be requested by Buyer in furtherance of the issuance of the Units.

            4.2       Prorations.

(a)       General.  Each Seller and Buyer shall make the prorations set forth in this section, as a credit or debit to the Consideration.  For purposes of calculating prorations, Buyer shall be deemed to be in title to the Property, and therefore entitled to the income therefrom and responsible for the expenses thereof, for the entire day upon which the Closing occurs.  All prorations shall be made on the basis of the actual number of days of the year and month that shall have elapsed prior to the Closing Date.

(b)       Rent.  The parties shall Prorate all Rent (including without limitation CAM Payments) other than Delinquent Rent (which is defined and covered in Section 4.2(e) below).  At Closing, to the extent received by a Seller prior to Closing, such Seller shall pay to Buyer any and all prepaid Rent relating or pertaining to the Property.  If a Seller receives payment for Rent after Closing, such Seller shall immediately pay to Buyer the portion of such payment which relates to the period on and after the Closing Date, and any portion of such payment which relates to the period prior to Closing which was credited to such Seller at Closing.

(c)       Taxes and Special Assessments.  The parties shall Prorate all Taxes in accordance with Exhibit R.  If, in those applicable circumstances described on Exhibit R, final tax bills are not available, the parties shall Prorate Taxes on the basis of the projected Taxes if a projection is available from the applicable taxing authority or, if a projection is not available, on the basis of the most recent final tax bills.  If after Closing either party receives a refund of any Taxes that were prorated pursuant to this Agreement, then the parties shall equitably share the refund (subject to any portion of the refund that is due to the Tenants pursuant to the Leases).  Seller shall pay all pending or levied municipal or special district assessments related or pertaining to the Property (including any fines, interest or penalties thereon due to the non‑payment thereof), and shall indemnify, defend and save Buyer from any claims therefor or any liability, loss, cost or expenses arising therefrom; provided, if such special assessments may be paid in installments, Sellers and Buyer shall prorate those special assessments becoming delinquent in the Closing Year.

(d)       Operating Expenses and Service Contracts.  Except for Taxes and special assessments, which shall be covered as set forth in Section 4.2(c) above, the parties shall Prorate all Operating Expenses.  To the extent not already prorated as Operating Expenses, the parties shall also Prorate amounts paid or payable under the Surviving Service Contracts.  The prorations under this subsection shall be based on actual invoices if reasonably possible.  If actual invoices are not available in advance of Closing, then the prorations shall be calculated based on Seller's and Buyer's good faith estimates thereof.

(e)       Delinquent Rent.  For purposes of this Section 4.2, “Delinquent Rent” shall mean any Rent that, under the terms of the applicable Lease, was more than thirty (30) days past due as of the Closing Date, and which has not been received in good funds by Seller on or prior to the Closing Date.  Delinquent Rent shall not be accrued or prorated at Closing.  Any Delinquent Rent that is received by Buyer after the Closing Date shall be paid to Seller; provided, however, that all Rent collected after the Closing Date shall be applied first to payment of all Rent due Buyer from the applicable Tenant and second to all Delinquent Rent due to Seller.  Following Closing, Buyer shall use good faith commercially reasonable efforts to collect any Delinquent Rent, provided that Buyer shall not be required to incur any material cost, to commence any legal proceedings, or to terminate any Lease.  If Buyer commences any action or proceeding against any Tenant and as a result thereof collects any Delinquent Rent which Buyer is required to remit to Seller, Buyer shall be entitled to deduct and retain a portion of the amount collected which is equal to the pro rata share of the reasonable third party expenses incurred by Buyer in connection with the collection of any such Delinquent Rent.  Buyer shall not waive any Delinquent Rent or modify or amend any Lease so as to reduce the Delinquent Rent owed by the Tenant for any period in which Seller is entitled to receive such Delinquent Rent, without first obtaining Seller’s consent (which consent may not be unreasonably withheld or conditioned).

(f)       Tenant Obligations.  Notwithstanding anything in this Section 4.2 to the contrary, if any Tenant is obligated under its Lease to directly pay any Operating Expenses (including without limitation Taxes), then any such Operating Expenses shall not be prorated between the parties.

(g)       Proration Statement.  As soon as reasonably possible prior to Closing, Seller and Buyer shall work together in good faith to prepare a joint statement of the prorations required by this Section (“Proration Statement”), and shall deliver the Proration Statement to the Escrow Agent for use in preparing the final settlement statements.

(h)       Post-Closing Reconciliation.  As soon as reasonably possible after Closing, but in no event more than ninety (90) days after Closing, the parties shall work in good faith to complete a reconciliation of all prorations and of Seller’s receipt of CAM Payments (“Reconciliation”).  If there is an error on the Proration Statement used at Closing or, if after the actual figures are available as to any items that were estimated on the Proration Statement, then the proration or apportionment shall be adjusted based on the actual figures.  As soon as reasonably possible, but in no event more than sixty (60) days after Closing, Seller shall provide to Buyer an accounting (and any supporting documentation reasonably requested by Buyer), certified as complete and materially accurate, detailing both the CAM Payments actually collected by Seller in the Closing Year, and all of the Operating Expenses attributable to the Closing Year that were actually paid by Seller.  As part of the Reconciliation, Seller shall pay to Buyer, or Buyer shall pay to Seller, as the case may be, the difference between the actual CAM Payments collected by Seller from each Tenant and that Tenant’s proportionate share of the Operating Expenses for the corresponding period.  Either party owing the other party a sum of money based on the Reconciliation shall pay said sum to the other party within five (5) business days of the completion of the Reconciliation.  Seller and Buyer shall each be responsible for the accounting and validity of billings to Tenants for those Operating Expenses incurred during each of Seller’s and Buyer’s respective periods of ownership of the Property.

4.3       Security Deposits.  The Security Deposits and any interest due thereon pursuant to the Leases shall be credited to the Consideration at Closing.  Buyer shall assume responsibility for such assigned Security Deposits and shall indemnify, defend and hold Sellers harmless from any loss or damage that Sellers suffer due to a claim by Tenant for any such Security Deposits, but only to the extent that the Security Deposits in dispute were actually credited by Sellers to Buyer.

4.4       Debt Assumption.  It is understood and agreed that, at Closing, Buyer shall take title to the Properties subject to the Debt, Buyer shall assume the Debt, and Sellers (and any guarantors of the Debt) shall be released and discharged of liability for the Debt from and after Buyer's assumption.  Sellers agree to cooperate with Buyer concerning the assumption of the Debt, including if necessary the giving of proper notices of assumption.  Sellers and Buyer shall each pay one-half of all costs and expenses (including lender fees and any resulting assumption fees) associated with Buyer’s assumption of the Debt.  Sellers shall provide all necessary cooperation to assist Buyer in its applications to assume the Debt on terms acceptable to Buyer and Sellers in their respective sole and absolute discretion.  In the event the Lender holding the Debt on a Property does not consent to Buyer’s assumption of the Debt on such Property, on terms acceptable to Buyer in its sole and absolute discretion, or does not agree to release such Seller (and any guarantor of such Debt) from liability on terms acceptable to such Seller in its sole and absolute discretion, each at least five (5) business days prior to the Closing Date, then either Buyer or such Seller shall have the right to elect by written notice to terminate this Agreement in its entirety or with respect to such Property only.  All tax, insurance, tenant improvement, leasing commissions and other escrows held by Lender in connection with the Debt (”Escrows") shall be assigned by Sellers to Buyer at Closing and the Consideration shall be increased by the amount of such Escrows so assigned.

Section 5.

5.1       Title Commitment.  As soon as reasonably possible after Buyer’s receipt of the Due Diligence Documents, Buyer shall order the Title Commitment from the Title Company in the amount of the Consideration, showing the condition of title to the Land and Improvements, and naming Buyer as the proposed insured, together with legible copies of all recorded exceptions and covenants, conditions, easements, and restrictions affecting each Property.  The Title Commitment shall contain the conditions upon which the title insurance policies that will be issued at Closing pursuant to the Title Commitment (the “Title Policy”) will provide extended coverage insurance that shall result in the deletion of the following exceptions:  (a) liens for labor or materials, whether or not of record; (b) parties in possession (other than specified Tenants under the Leases, solely as such tenants); (c) unrecorded easements; and (d) exceptions that an accurate survey would disclose.  Each Title Commitment shall include an ALTA Form 3.1 zoning endorsement, an ALTA Form 18.1 (Multiple Tax Parcel) endorsement, an appropriate owner’s comprehensive endorsement, and any other endorsements required by Buyer.

5.2       Survey.  As soon as reasonably possible after Buyer’s receipt of a Title Commitment (including legible copies of all recorded exception documents) for each Property, Buyer shall order an ALTA-ACSM as-built survey of each Property (collectively, the “Survey”).  Sellers shall provide any cooperation reasonably necessary to assist in the preparation and delivery of the Survey to Buyer.  In the event this Agreement is terminated prior to Closing with respect to a Property for any reason other than Buyer’s default, Sellers shall reimburse Buyer for the reasonable costs of the Survey of such Property, and Buyer shall provide Sellers with all original copies of such Survey in Buyer’s possession.

5.3       Title Notice.  If the Title Commitment or Survey disclose matters that are not acceptable to Buyer with respect to a Property (“Unpermitted Exceptions”), then Buyer shall notify Seller owning such Property in writing (the “Title Notice”) of Buyer’s objections within fifteen (15) days after Buyer has received both a Title Commitment and Survey for such Property.  In the event that Buyer notifies such Seller of any objections within such fifteen (15) day period, then such Seller shall notify Buyer in writing, within five (5) business days following the date of receipt of Buyer’s notice of such objections, that either: (a) such Seller will attempt to have, prior to Closing, the Unpermitted Exceptions removed from the Title Commitment and/or Survey, insured over by the Title Company pursuant to an endorsement to the Title Policy, or otherwise cured to Buyer’s reasonable satisfaction; or (b) such Seller declines to arrange to have the Unpermitted Exceptions removed, insured over, or otherwise cured.  If such Seller fails to deliver such written notice to Buyer within such five (5) business day period, then such Seller shall be deemed to have elected to attempt to remove, insure over, or otherwise cure the Unpermitted Exceptions.  If such Seller declines to arrange to remove, insure over, or otherwise cure any of the Unpermitted Exceptions, or if such Seller has attempted unsuccessfully to remove, insure over or otherwise cure any of the Unpermitted Exceptions, then Buyer shall elect, by written notice to such Seller within five (5) business days after Buyer’s receipt of such Seller’s written declination, or at, or at any time prior to the Closing if Seller has unsuccessfully attempted to remove, insure over or otherwise cure such Unpermitted Exceptions, to:  (a) terminate this Agreement in its entirety or as to such Property only; or (b) waive such objections and take title to such Property subject to the Unpermitted Exceptions that such Seller has declined or attempted unsuccessfully to remove, insure over, or otherwise cure.  The Closing Date shall be adjusted, if necessary, to allow for any elections allowed or required by this Section.  Notwithstanding anything to the contrary contained herein, each Seller shall be obligated to remove as a title exception (x) all mortgages, security deeds, mechanic’s liens, or other security instruments encumbering the Property owned by such Seller, excluding those instruments and agreements evidencing or securing the Debt with respect to such Property or those otherwise expressly to be assumed by Buyer herein, and (y) all delinquent ad valorem taxes and assessments (excluding future installments of special assessments being paid in installments).  In addition, each Seller shall be obligated to remove, bond over or insure over any judgments or tax liens against such Seller (which do not result from acts or omissions on the part of Buyer) which have attached to and become a lien against the Property owned by such Seller.

5.4       Pre-Closing “Gap” Title Defects.  Buyer may, at or prior to Closing, notify Sellers in writing (the “Gap Notice”) of any objections to title raised by the Title Company after Buyer’s receipt of the initial Title Commitment; provided that Buyer must notify Sellers of such objection to title within ten (10) business days of being made aware of the existence of such exception.  If Buyer sends a Gap Notice to a Seller, Buyer and such Seller shall have the same rights and obligations with respect to such notice as apply to a Title Notice under Section 5.3 hereof.

            Section 6.       Buyer’s Inspection.

            6.1       Document Inspection.  Buyer and Sellers acknowledge that Buyer (by itself or through such agents, consultants and others as Buyer shall designate) may inspect, test and analyze the Properties, and may examine, review and inspect all books, records and files relating to the Properties (or Sellers' operation of the Properties) including without limitation income and expense statements, repair and maintenance invoices and records, Tenant correspondence files, and drawings and specifications for construction of the Improvements.  As soon as reasonably possible after the Contract Date, Sellers shall deliver to Buyer complete copies of all Due Diligence Documents within their possession or control.

            6.2       Physical Inspection.  Buyer and its consultants and agents shall have the right, from time to time prior to the earlier of the Closing or termination of this Agreement, to enter upon the Properties to examine the same and the condition thereof, and to conduct such inspections, investigations, tests and studies (“Inspections”) as Buyer shall determine to be reasonably necessary.  Buyer shall carry out the Inspections during normal business hours to the extent practicable.  Buyer shall pay all costs of the Inspections.  Buyer hereby indemnifies, defends and holds Sellers harmless from and against any claims for injury or death to persons or damage to property arising out of any action of any person or firm entering the Properties on Buyer’s behalf during the Inspections, which indemnity shall survive the Closing and any termination of this Agreement without the Closing having occurred.  Notwithstanding the foregoing, Buyer shall not be liable hereunder for the discovery of any preexisting condition at the Properties, or for the consequences of any such discovery but shall be liable for any aggravation of such pre-existing condition.

            6.3       Formal Inspection Period.  Notwithstanding Buyer’s continuing right of inspection contained in Section 6.2 above, Buyer shall have until 4:00 p.m. CDT on that date which is sixty (60) days after the date on which Buyer receives from Sellers the Due Diligence Certification (the 60th day being the “Inspection Date”) in which to make such Inspections permitted herein with respect to the Properties, the Due Diligence Documents, and any other thing or matter relating to the Properties as Buyer deems appropriate and, at the sole discretion of Buyer, to terminate this Agreement in its entirety or terminate this Agreement as to one or more, but less than all, Properties on or before said time on the Inspection Date if Buyer is not satisfied with the Properties for any reason (or for no reason).  The sixty (60) day formal inspection period shall not commence until the Sellers certify in writing to Buyer that Sellers have provided Buyer with all of the Due Diligence Documents in their possession or control (the “Due Diligence Certification”).  If Buyer terminates this Agreement with respect to all Properties on or before the Inspection Date, the Earnest Money shall be returned to Buyer and neither party shall have any further obligation to the other except as to provisions herein which are to survive termination.  This Section 6.3 shall not be deemed to limit Buyer’s additional termination rights under any other section of this Agreement.

            6.4       Surviving Service Contracts.  On or before the Inspection Date, Buyer shall provide written notice to each Seller identifying the Service Contracts relating to the Property owned by such Seller that Buyer wishes to have terminated at or before Closing.  If such Seller declines to terminate any of the Service Contracts designated by Buyer for termination, then such Seller shall provide Buyer, within five (5) business days of receiving Buyer’s notice, with written notice of the Service Contracts that such Seller declines to have terminated.  If such Seller fails to provide written notice declining to terminate a Service Contract, then all Service Contracts requested by Buyer to be terminated shall be terminated by such Seller, effective on or before the Closing.  If such Seller declines to terminate any of the Service Contracts, then Buyer may elect, through written notice to such Seller within five (5) business days after Buyer’s receipt of such Seller’s notice, to terminate this Agreement in its entirety or as to such Property only.  If Buyer does not elect to terminate this Agreement with respect to such Property, then Buyer shall be deemed to have elected to take title subject to the Service Contracts that such Seller has declined to have terminated.  Sellers shall indemnify Buyer for any cost or expense (including reasonable attorney’s fees) associated with the Service Contracts terminated by Sellers.  The Service Contracts that are not terminated pursuant to this Section 6.4 shall be herein referred to as the “Surviving Service Contracts.”

            6.5       Estoppel Certificates.  Each Seller shall obtain and deliver to Buyer an estoppel certificate, in the specific form attached hereto as Exhibit I (“Estoppel Certificate”), from all Major Tenants.  Each Seller shall also use its reasonable good faith efforts to obtain and deliver an Estoppel Certificate from all Tenants other than Major Tenants.  In the event a Seller cannot, despite its reasonable good faith efforts, obtain an Estoppel Certificate from any Tenant (other than any of the Major Tenants), then such Seller may, at its option, deliver and Buyer shall accept an Estoppel Certificate, signed by such Seller in its capacity as landlord of the relevant Leases, covering all Leases signed by any Tenant failing to sign an Estoppel Certificate.  Any Estoppel Certificate signed by a Seller in its capacity as landlord shall certify to the knowledge (actual and constructive) of such Seller as to all of the matters set forth in the form of estoppel certificate attached hereto as Exhibit I, and the representations of such Seller contained in any such Estoppel Certificate from such Seller shall survive the Closing.  Notwithstanding anything contained herein to the contrary, the failure of a Seller to deliver Estoppel Certificates from Major Tenants, or the declination of a Seller to sign and deliver an Estoppel Certificate in its capacity as landlord as allowed by this Section 6.5, shall not constitute a breach or default by such Seller, but shall result in the failure of the condition set forth in Section 9.1.

            6.6       Appraisal.  Buyer may obtain, at its sole cost and expense, an appraisal of any Property (the “Appraisal”), to be performed by an appraiser acceptable to Buyer in its sole discretion.  In the event Buyer has a Property appraised, Sellers shall provide all reasonable cooperation necessary to the appraiser conducting the Appraisal.

6.7       Independent Audit.  Before or after the Closing Date, Buyer may retain an independent auditing firm selected by Buyer in its sole discretion to prepare any audited financial statements requested by Buyer for the Properties for the three year period prior to the Closing Date.  Sellers shall provide all necessary cooperation to Buyer’s designated independent auditor.  At any time before or after the Closing Date, Sellers agree to provide to Buyer’s designated independent auditor: (a) full and complete access to the books and records of the Properties and all related information regarding the Properties for the three-year period prior to the Closing Date; and (b) a representation letter, in form consistent with Statement on Auditing Standards No. 85, Management Representations, Appendix B, and acceptable to Buyer’s designated independent auditor and Sellers in their respective sole but reasonable discretion, delivered by Sellers (and/or, if applicable, by Seller’s managing agent of any Property), regarding the books and records of the Properties, in connection with the normal course of auditing the Properties in accordance with generally accepted auditing standards.

            Section 7.       Sellers' Representations and Warranties.  In addition to any other representations and warranties provided by Sellers to Buyer elsewhere in this Agreement, Sellers represent and warrant to Buyer as of the Contract Date:

7.1.          Leases – Complete Copies.  The Leases made available to Buyer pursuant to Section 6.1 hereof are complete and accurate copies of all of the Leases currently in effect with respect to the Properties, and there are no written or oral promises, understandings or commitments with Tenants other than as set forth in such Leases as delivered to Buyer.

7.2.          Leases – Default.  The Leases are in full force and effect, and, except as may be set forth in Exhibit D, no Tenant is in default under any Lease.  Sellers have completed and/or paid for all tenant improvements and other inducements required to be completed or paid by Sellers as landlords under the Leases, and have paid all leasing and broker commissions applicable to the Leases, except as identified on Exhibit D attached hereto; and, except as specified on Exhibit D, have no further obligations with respect thereto.  Except as specifically set forth in the Leases or on the rent rolls delivered to Buyer pursuant to this Agreement, no

Tenant has any right to extend the term of such Tenant’s Lease, and no Tenant has any option or right of first refusal to purchase any of the Properties.

7.3.          Service Contracts.  A complete and accurate list and description of all of the Service Contracts currently relating or pertaining to the Properties is set forth in Exhibit C hereto.  No party is in default under any of the Service Contracts except as may be set forth on Exhibit C.

7.4.          Authority.  Each Seller is formed pursuant to, and in good standing under, the laws of the state where it was incorporated or organized.  Each Seller is authorized to own and operate real estate in the state in which its Land is located.  Sellers are not subject to any proceedings in bankruptcy or any proceedings for dissolution or liquidation.  This Agreement and all exhibits and documents to be delivered by Sellers pursuant to this Agreement have been duly executed and delivered by Sellers and constitute the valid and binding obligations of Sellers, enforceable in accordance with their terms.  Sellers have all necessary authority and have taken all action necessary, to enter into this Agreement, to consummate the transactions contemplated hereby, and to perform their obligations hereunder.  The execution, delivery, and performance of this Agreement will not conflict with or constitute a breach or default under (i) the organizational documents of Sellers; (ii) any material instrument, contract, or other agreement to which any Seller is a party which affects any of the Properties; or (iii) any statute or any regulation, order, judgment, or decree of any court or governmental or regulatory body.

7.5.          Environmental Matters.  Except as may be set forth in any environmental assessments or reports included within the Due Diligence Documents and on Exhibit N, to Sellers' knowledge:  (i) Hazardous Substances have not been used, generated, transported, treated, stored, released, discharged or disposed of in, onto, under or from any of the Properties in violation of any Environmental Laws by Sellers, by any predecessor-in-title or agent of Seller, by any Tenants, or by any other person at any time; (ii) there are no above-ground or underground tanks or any other underground storage facilities located on any of the Properties, and there have never been such tanks or facilities on any of the Properties; and (iii) there are no wells or private sewage disposal or treatment facilities located on any of the Properties and there have never been such wells or private sewage disposal or treatment facilities located on any of the Properties.

7.6.          Non-Foreign Status.  No Seller is a “foreign person” as that term is defined in the Code and the regulations promulgated pursuant thereto.

7.7.          Anti-Terrorism Laws.  Neither Sellers, nor any of their affiliated entities, are in violation of any laws relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law No. 107-56.  Neither Sellers nor, to the knowledge of Sellers, any of their affiliated entities, or their respective brokers or agents acting or benefiting in any capacity in connection with the purchase of the Properties, are any of the following:  (i) a person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity with which Sellers are prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Laws; (iv) a person or entity that commits, threatens, or conspires to commit or supports “terrorism” as defined in the Executive Order; or (v) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of

Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list.  Neither Sellers nor, to the knowledge of Sellers, any of their brokers or other agents acting in any capacity in connection with the purchase of the Properties:  (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person as described above; (y) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (z) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any of the Anti-Terrorism Laws.

7.8.          Governmental Matters.  Except as may be set forth on Exhibit O, Sellers have not received written notice from any governmental body having jurisdiction over the Properties, and have no knowledge, of:  (a) any pending or contemplated annexation or condemnation proceedings, or purchase in lieu of the same, affecting or which may affect all or any part of the Properties; (b) any proposed or pending proceeding to change or redefine the zoning classification of all or any part of the Properties; (c) any proposed change(s) in any road patterns or grades which would adversely and materially affect ingress or egress to or from the Properties; (d) any uncured violation of any legal requirement, restriction, condition, covenant or agreement affecting the Properties or the use, operation, maintenance or management of the Properties; (e) any uncured violations of laws, codes or ordinances affecting the Properties; or (f) violation of the terms of any permit required for the operation of the Properties as presently operated, or threatening to revoke, cancel, suspend or not renew any such permit.

7.9.          Litigation.  Except as may be set forth on Exhibit P, there is no controversy, investigation, complaint, protest, proceeding, suit, litigation or claim relating to the Properties or any part thereof, or relating to Sellers, pending, or to Sellers' knowledge threatened, which is reasonably likely to adversely affect the Properties.

7.10.      Mechanics’ Liens.  All bills and claims for labor performed and materials furnished to or for the benefit of the Properties prior to the date of execution hereof have been paid in full.

7.11.      No Bankruptcy.  No Seller:  (a) is in receivership or dissolution; (b) has made any assignment for the benefit of creditors or admitted in writing its inability to pay its debts as they mature; (c) has been adjudicated a bankrupt or filed a petition in voluntary bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any jurisdiction and no such petition has been filed against any Seller or any of its property or affiliates, if any; and none of the foregoing are pending or, to Sellers' knowledge, threatened.

7.12.      Documentation.  To Sellers' knowledge, all documentation provided to Buyer by Sellers under this Agreement is true, correct, and complete in all material respects.

7.13.      Material Defects.  Except as may be set forth in the budgets for the Properties indicating necessary repair or replacement and delivered to Buyer as part of the Due Diligence Documents, to Sellers' knowledge, there is no material defect existing with respect to any of the Improvements or any part or portion thereof.  For the purposes of the foregoing, a “material defect” is one which can be reasonably anticipated to cost more than Twenty Thousand Dollars ($20,000.00) to cure.

It shall be a condition of Closing that the representations and warranties contained in this Section are true and correct at Closing.  If Sellers learn that any of said representations or warranties has become inaccurate between the Contract Date and the Closing Date, Sellers shall immediately notify Buyer in writing of such change.  The Closing Date shall be automatically extended for ten (10) days in order to allow Sellers to cure such change.  If Sellers cure such change, then this Agreement shall continue and the parties shall proceed to Closing.  If Sellers do not cure such change, Buyer shall either (a) terminate this Agreement in its entirety or, at Buyer's option, only as to the Property affected by such change, by written notice to Sellers, or (b) waive such right to terminate and proceed with the transaction pursuant to the remaining terms and conditions of this Agreement.  If Buyer elects option (b) in the preceding sentence, the representations and warranties shall be deemed to be automatically amended to reflect said change.  Each Seller’s execution of the Deed shall be deemed such Seller’s certification that all of the foregoing representations and warranties remain true and correct as of the Closing Date, as if made on such date.  The representations and warranties contained in this Section 7 shall survive Closing for a period of two (2) years ("Survival Period").

            Section 8.       Buyer’s Representations and Warranties.  Buyer represents and warrants to Sellers as of the Contract Date:

8.1.          Buyer is a validly formed limited partnership under the laws of North Dakota, is in good standing in the state of North Dakota, and is or will be at Closing) qualified to do business in each state in which the Land is located.  The parties executing this Agreement on behalf of Buyer are duly authorized to so do.  This Agreement and all documents to be delivered by Buyer pursuant to this Agreement have been duly executed and delivered by Buyer and constitute the valid and binding obligations of Buyer, enforceable in accordance with their terms.  Buyer has all necessary authority and has taken all action necessary, to enter into this Agreement, to consummate the transactions contemplated hereby, and to perform its obligations hereunder.  The execution, delivery, and performance of this Agreement will not conflict with or constitute a breach or default under (i) the organizational documents of Buyer; (ii) any material instrument, contract, or other agreement to which Buyer is a party; or (iii) any statute or any regulation, order, judgment, or decree of any court or governmental or regulatory body.

8.2.          Buyer: (a) is not in receivership or dissolution; (b) has not made any assignment for the benefit of creditors or admitted in writing its inability to pay its debts as they mature; (c) has not been adjudicated a bankrupt or filed a petition involuntary bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any jurisdiction and no such petition has been filed against Buyer or any of its properties or affiliates, and none of the foregoing are pending or, to Buyer's knowledge, threatened.

8.3.          (i) IRET is subject to the reporting requirements of Sections 13 and 15(d) of the Exchange Act; (ii) IRET has filed all reports, forms and documents required to be filed by it with the Securities and Exchange Commission ("SEC") in the three (3) years preceding the Contract Date; and (iii) all reports, forms and documents filed by IRET with the SEC were prepared in accordance with the requirements of the Act and the Exchange Act, as the case may be, and the rules and regulations thereunder, and did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

8.4.          The SEC has not issued any temporary or permanent administrative sanction against or in respect of IRET, including any injunction or cease and desist order.  IRET has not received any notice from the SEC of the initiation or proposed initiation of proceedings against it.  The SEC has not entered an order against or in respect of IRET converting a preliminary investigation into a formal investigation.  IRET has not received a Wells Notice from the staff of the SEC.  No suspension of trading of Shares has occurred at any time.

8.5.          IRET has met all requirements in respect of the Shares for listing of the Shares on the NASDAQ National Market.  IRET has not received notice from NASDAQ that it is deficient in meeting the listing requirements for the NASDAQ National Market.

It shall be a condition of Closing that the representations and warranties contained in this Section are true and correct at Closing.  If Buyer learns that any of said representations or warranties has become inaccurate between the Contract Date and the Closing Date, Buyer shall immediately notify Sellers in writing of such change.  The Closing Date shall be automatically extended for ten (10) days in order to allow Buyer to cure such change.  If Buyer cures such change, then this Agreement shall continue and the parties shall proceed to Closing.  If Buyer does not cure such change, Sellers shall either (a) terminate this Agreement by written notice to Buyer, or (b) waive such rights to terminate and proceed with the transaction pursuant to the remaining terms and conditions of this Agreement.  If Sellers elect option (b) in the preceding sentence, the representations and warranties shall be deemed to be automatically amended to reflect said change.  Buyer's acceptance of the Deed shall be deemed Buyer's certification that all of the foregoing representations and warranties remain true and correct as of the Closing Date, as if made on such date.  The representations and warranties contained in this section 8 shall survive Closing for the Survival Period.

            Section 9.       Conditions to Closing.

9.1       Buyer Conditions.  Buyer’s obligation to proceed to Closing under this Agreement is subject to the following conditions precedent with respect to each Property:

(a)       Buyer shall have received, within the timeframe set forth in Section 6.5,  all Estoppel Certificates required by Section 6.5, each fully and properly signed, and each with content acceptable to IRET in its sole but reasonable discretion;

(b)       Buyer shall have waived or be deemed to have waived its right to terminate pursuant to any provision in this Agreement;

(c)       None of the Major Tenants shall be the subject of any proceedings under state or federal law relating to bankruptcy or any similar proceedings;

(d)       Sellers shall have made all deliveries as required by Section 10.4 below;

(e)       At least three (3) business days prior to Closing, Buyer shall have received a marked-up Title Commitment from the Title Company, obligating the issuance of the Title Policy in accordance therewith showing (effective upon Closing) title in Buyer subject only to such exceptions as have been approved by Buyer pursuant to this Agreement;

(f)       No notice or citation from any governmental authority alleging any violation of any law, ordinance, code, rule, regulation or order regarding such Property or the use thereof shall be outstanding and uncured;

(g)       Buyer shall have received, at least five (5) business days prior to the Closing Date, the written consent of Lender to Buyer’s assumption of the Debt, on terms acceptable to Buyer in its sole and absolute discretion; and

(h)       Each Seller shall have performed and complied with all of its covenants, agreements and obligations under this Agreement which are to be performed or complied with by it at or prior to the Closing.

If any of the foregoing conditions are not satisfied or waived by Buyer on or before the Closing Date, then Buyer may on written notice to Sellers terminate this Agreement in its entirety (and receive refund of the Earnest Money) or as to such Property only.

9.2              Sellers' Conditions.  Sellers' obligation to proceed to Closing under this Agreement is subject to the conditions precedent with respect to each Property:

(a)       Such Seller shall have waived or be deemed to have waived its right to terminate pursuant to any provision of this Agreement;

(b)       Buyer shall have made all deliveries as required by Section 10.5 below;

(c)       Such Seller shall have received, at least five (5) business days prior to the Closing Date, the written agreement to release such Seller (and any guarantors of the Debt) from all liability for the Debt on terms acceptable to such Seller in its sole and absolute discretion;

(d)       The average closing price for the Shares on the NASDAQ National Market for the ten (10) trading days preceding the Closing Date shall not have been less than $9.00 per Share;

(e)       During the period between the Contract Date and the Closing Date, no investigation or proceeding shall have been commenced by any governmental authority concerning accounting or securities irregularities or fraud by Buyer or IRET; and

(f)        Buyer shall have performed and complied with all of its covenants, agreements and obligations under this Agreement which are to be performed or complied with by it at or prior to the Closing.

If any of the foregoing conditions are not satisfied or waived by such Seller on or before the Closing Date, then such Seller may terminate this Agreement with respect to the Property owned by such Seller on written notice to Buyer, and, in such event, this Agreement shall cease and terminate as to such Property.  In the event Sellers fail to close this transaction due to a failure to satisfy the condition precedent set forth in subsections (d) and (e) of this Section 9.2, then Sellers shall reimburse Buyer upon demand for all of Buyer’s reasonable thirty party out-of-pocket costs and expenses related to this transaction, including without limitation title, survey and engineering costs, as well as any sums paid by Buyer (or any sums which Buyer is irrevocably obligated to pay) to Lender; provided, the maximum reimbursement for which Sellers shall be obligated under this Section 9.2 shall be limited to $135,000.00.

            Section 10.     Closing.

            10.1     Time and Place.  Provided that all of the conditions set forth in this Agreement are theretofore fully satisfied, performed or waived, the Closing shall be held on the first business day that is sixty (60) days after the Inspection Date, or such other date as agreed to in writing by Buyer and Sellers (the “Closing” or “Closing Date”).  If Closing has not occurred within ninety (90) days after the Inspection Date, for any reason other than Buyer’s material default under this Agreement, then Buyer in its sole discretion may at any time thereafter terminate this Agreement and the Earnest Money shall be returned to Buyer.  Closing shall occur through mail escrow with the Escrow Agent, or in another mutually agreeable manner.

            10.2     Buyer’s Costs.  Buyer shall pay:

(a)       all recording and filing charges in connection with the Deed;

(b)       one-half (1/2) of all escrow and closing agent charges;

(c)       the premium for any extended coverage and endorsements to each Title Policy requested by Buyer;

(d)       subject to Section 5.2 above, the cost of the Survey;

(e)        its share of the Debt assumption costs, as set forth in Section 4.5 above;

(f)       all costs of Buyer’s due diligence; and

(g)       its own attorneys.

            10.3     Sellers' Costs.  Sellers shall pay:

(a)       one-half (1/2) of all escrow and closing agent charges;

(b)       the cost of the Title Commitment and the premium for the Title Policy (excluding premiums attributable to any extended coverage and endorsements requested by Buyer);

(c)       the cost of preparation and recording of all documents (other than the Deed and documents relating to the assumption of the Debt) necessary to place record title in the condition warranted by Seller in this Agreement;

(d)       any form of deed tax or personal property tax imposed by any state or federal entity by virtue of the sale of the Properties, or recording of the Deed, to Buyer;

(e)       its share of the Debt assumption costs, as set forth in Section 4.5 above; and

(f)       its own attorneys.

            10.4     Sellers' Closing Deliveries.  Sellers shall obtain and deliver to Buyer at the Closing the following documents (all of which shall be duly executed and, if required for recording, acknowledged, which documents Buyer agrees to execute and acknowledge where required):

(a)       The Deed, conveying to Buyer each Seller’s right, title and interest in and to the Property owned by such Seller, subject only to the Debt and those title exceptions approved or deemed approved by Buyer pursuant to this Agreement;

(b)       The Bill of Sale for the Personal Property (if any) in the form attached as Exhibit F hereto;

(c)       A General Assignment and Assumption Agreement in the form attached as Exhibit G hereto;

(d)       A Non-Foreign Certificate in the form attached as Exhibit H hereto;

(e)       Original executed counterparts (or copies if Sellers do not have originals) of the Leases (including any guaranty of any Lease) and each Surviving Service Contract;

(f)       Evidence of the termination of all Service Contracts other than the Surviving Service Contracts, in form satisfactory to Buyer in its sole but reasonable discretion;

(g)       To the extent in Sellers' possession or control:  (i) originals or copies of all certificates of occupancy, licenses, permits, authorizations and approvals issued by governmental authorities having jurisdiction over the Properties; (ii) each bill of current real estate taxes, sewer charges and assessments, water charges and other utilities to the extent proratable herein; (iii) all keys and combinations to locks, equipment manuals, technical data and other documentation relating to building systems, equipment and any other personal property forming the Properties; and (iv) originals of the Warranties;

(h)       An Accredited Investor Certificate, with content acceptable to Buyer in its sole but reasonable discretion, in the form attached as Exhibit K;

(i)       The documents and consents required in connection with the assignment and assumption of the Debt and the release of Sellers (and any guarantor of the Debt) from liability for the Debt as may be required by Lender to be executed by Sellers as a condition to the assumption and release; and

(j)                  Such further documents as Buyer or the Title Company may reasonably request to carry out the provisions of this Agreement.

            10.5     Buyer’s Closing Deliveries.  Buyer shall deliver to Sellers at Closing:

(a)       The Consideration, as computed, prorated and allocated pursuant to this Agreement;

(b)       The documents and consents required in connection with the assignment and assumption of the Debt and the release of Sellers (and any guarantor of the Debt) from liability for the Debt as may be required by Lender to be executed by Buyer as a condition to the assumption and release;

(c)       IRET shall have executed and delivered to Sellers the Inducement Agreement attached as Exhibit Q; and

(d)       Such further documents as Sellers or the Title Company may reasonably request to carry out the provisions of this Agreement.

Section 11.  General Indemnification.

            11.1     Seller’s General Indemnity.  Subject to the express provisions of this Agreement, each Seller agrees to indemnify, to defend, and to hold Buyer harmless from, all claims, demands, causes of action, and suit or suits of any nature whatsoever arising out of or relating to its ownership and/or operation of the Property owned by such Seller prior to the Closing and any activities related thereto (whether any such claims, demands, causes of actions, or suits are asserted prior to or after the Closing).

11.2     Buyer’s General Indemnity.  Subject to the express provisions of this Agreement, Buyer agrees to indemnify, to defend, and to hold each Seller harmless from all claims, demands, causes of action, and suit or suits of any nature whatsoever arising out of or relating to its ownership and/or operation of the Property owned by such Seller after the Closing and any and all activities relating thereto; provided, however, nothing herein shall constitute an indemnity as to environmental matters except as to environmental liability arising out of the acts or omissions of Buyer, its agents, employees, or contractors.

            Section 12.     Operations Pending Closing.  Sellers, at their expense, shall use reasonable efforts to operate the Properties until the Closing Date or until the termination of this Agreement, whichever is earlier, in accordance with past practices.  Sellers shall not, without the prior written consent of Buyer, which consent shall not be unreasonably withheld:

(a)       enter into or agree to enter into any lease or other agreement concerning occupancy or use of any of the Properties;

(b)       enter into any other agreements concerning operation or ownership of the Properties;

(c)       modify or amend any existing Lease, Service Contract (unless said Service Contract can be terminated without cause on written notice of thirty or less days), or any other agreement relating to the Properties which would survive Closing; or

(d)       initiate any summary or other eviction proceeding or action against any Tenant or occupant of the Properties.

            In connection with leases or renewals of existing Leases executed by Sellers after the Contract Date, Buyer shall be responsible for payment of only the unamortized portion (amortized without interest on a straight line basis over the Lease term) of any Tenant finish allowance, commissions and concessions, and leasing costs including design costs granted under such Leases and attributable to the portion of the Lease term after the Closing Date, provided Buyer has approved in writing a Seller’s execution of any such Lease or amendment and the amount of the costs to be incurred thereby.  The portion of such Tenant finish allowance and commissions attributable to the period on or prior to the Closing Date shall be paid by such Seller.

            Sellers agree, through and including the Closing Date and at Sellers' sole cost and expense, to:

(aa)     keep all existing insurance policies affecting the Properties or any portion thereof in full force and effect;

(bb)      use commercially reasonable efforts to keep in full force and effect and/or to renew all licenses and permits, if any, pertaining to Sellers' ownership or operation of the Properties or any portion thereof; and

(cc)      use commercially reasonable efforts to continue to provide all services currently provided by Sellers with respect to the Properties or any portion thereof, and to continue to operate, manage and maintain the Properties in substantially the same manner as Sellers currently operate, manage, repair, replace and maintain the Properties.

            Sellers agree to give Buyer written notice of any citation or other notice which Sellers may receive, subsequent to the Contract Date and prior to the Closing Date, from any governmental authority and alleging any violation of any law, ordinance, code rule, regulation or order regulating the Properties or the use thereof.  If, prior to the Closing Date, Sellers fail at their expense to cure the matter raised by any such citation or notice, then Buyer may terminate this Agreement in its entirety or as to the affected Property only.

Section 13.     Default and Remedies.

13.1     Seller’s Default.  Subject to Section 7 hereof, should a Seller breach any of such Seller’s covenants, representations, or warranties contained in this Agreement at or prior to the Closing, and if Buyer is not in default hereunder, Buyer may, upon twenty (20) days written notice to such Seller, and provided such breach or failure is not cured within such twenty (20) day period, as its sole and exclusive remedy, either:

(a)       terminate this Agreement in its entirety, without further liability on Buyer’s part and, in such event, Buyer shall be entitled to a return of the Earnest Money and shall have no further liability hereunder as to the Property owned by such Seller only; or

(b)       enforce specific performance of this Agreement, provided such action is commenced within one hundred twenty (120) days after the date of Buyer’s written notice to such Seller pursuant to this Section.

Buyer shall have the right to bring an action against a Seller for damages after Closing based on the breach of a representation or warranty by such Seller but only if Buyer first learns of the breach after Closing and provides such Seller with written notice of such breach within the Survival Period and institutes such action against such Seller within sixty (60) days after the expiration of the Survival Period.

13.2     Buyer’s Default.  Subject to Section 8 hereof, should Buyer, after the Inspection Date and at or prior to Closing, breach any of Buyer's covenants, representations, or warranties contained in this Agreement, and if Sellers are not in default hereunder, Sellers shall, as their sole and exclusive remedy, either (a) waive such breach, or (b) terminate this Agreement without further liability on Sellers' part, in which event Sellers shall have the right to the Earnest Money, which shall be considered liquidated damages, it being agreed that the damages which Seller would incur would be difficult, if not impossible, to calculate, but that such liquidated damages are a reasonable estimate of the damages that would be incurred by Sellers.  Sellers shall have the right to bring an action against Buyer for damages after Closing based on the breach of a representation or warranty by Buyer, but only if Sellers first learn of the breach after Closing and provide Buyer with written notice of such breach within the Survival Period and institute such action against Buyer within sixty (60) days after the expiration of the Survival Period.

13.3     Post-Closing Obligations.  Should any party to this Agreement fail to observe and perform its covenants and agreements to be observed and performed following the Closing, any party damaged by such failure shall be entitled to exercise every remedy allowed by law and/or equity including, without limitation, specific performance.

Section 14.     Condemnation.  If, between the Contract Date and the Closing Date, any condemnation or eminent domain proceedings are initiated or threatened that might result in the taking of any part of the Improvements or the Land or access to the Land from adjacent roadways, Buyer, at its sole discretion, may elect to terminate this Agreement in its entirety or as to the affected Property only without cost, obligation, or liability on the part of Buyer.  If this Agreement is not terminated, such Seller shall assign to Buyer all of such Seller’s right, title, and interest in and to any award pertaining to the Property made in connection with such condemnation or eminent domain proceedings.  Buyer shall notify such Seller within fifteen (15) days after its receipt of written notice from such Seller of such condemnation or eminent domain proceeding, whether it elects to exercise its right to terminate.  If Buyer fails to notify such Seller of its election within said fifteen (15) day period, such failure shall constitute an election to terminate this Agreement as to the affected Property only.  The Closing Date shall be adjusted, if necessary, to allow for such election.

Section 15.     Damage or Destruction.  Sellers shall bear all risk of loss to the Properties until the Closing Date.  If, between the Contract Date and the Closing Date, all or any portion of the Properties is damaged or destroyed by fire or other casualty and the cost to repair and restore the Property is more than Seventy-Five Thousand Dollars ($75,000.00) or the amount of such damage would give any Tenant the right to terminate its Lease, Buyer, at its sole option, may elect to terminate this Agreement in its entirety or as to the affected Property only without cost, obligation, or liability on Buyer’s part.  If either this Agreement is not terminable in accordance with the foregoing, or is terminable but is not terminated, the Seller owning the affected Property shall, upon Closing, assign to Buyer all of such Seller’s right, title, and interest in and to any insurance proceeds, including, without limitation, rent loss insurance proceeds, if any, except for proceeds for rent losses prior to Closing, payable as a result of such damage or destruction plus such Seller shall pay to Buyer the amount of any deductible under such insurance policies and at Closing shall have no further repair or restoration obligations.  Such Seller shall fully advise Buyer regarding the insurance policies covering such damage or destruction and the probable amount of any insurance proceeds payable as a result of such damage or destruction.  Buyer shall notify such Seller within fifteen (15) days after receipt of written notice from such Seller of such damage or destruction of its election.  If Buyer fails to notify such Seller of its election within said fifteen (15) day period, such failure shall constitute an election to terminate this Agreement as to the affected Property only.  The Closing Date shall be adjusted, if necessary, to allow for such election.

            Section 16.     Notices.  Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by hand, by nationally-recognized overnight express delivery service, by U.S. registered or certified mail (return receipt requested, postage prepaid), or by electronic “fax” transfer (conditioned on prompt telephone confirmation, with copy to follow by regular mail) to the addresses set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

SELLER:                     11422 Miracle Hills Drive, Suite 400
                                    Omaha, NE  68154
                                    Attn:  Kelly A. Walters
                                    Telephone:  (402) 997-7500
                                    Fax:  (402) 997-7525

BUYER:                       12 South Main Street
                                    P.O. Box 1988
                                    Minot, ND  58702-1988
                                    Attn:  General Counsel
                                    Telephone:  (701) 837-4738
                                    Fax:  (701) 838-7785

ESCROW AGENT:     50 South Steele Street, Suite 600
                                    Denver, CO  80209
                                    Attn: Carma Allen & Brianna Hern
                                    Telephone:  (303) 331-0333
                                    Fax:  (303) 331-9867

Such notices shall be deemed received (a) as of the date of delivery, if delivered by hand by 4:00 p.m. CDT on a business day, (b) as of the next business day, if tendered to an overnight express delivery service by the applicable deadline for overnight service, (c) as of the fifth business days after mailing, if sent by regular mail, or (d) as of the date of fax transmission, if properly transmitted by fax prior to 2:00 p.m. CDT (if transmitted after said time, any such fax transmission shall be deemed received as of the next business day).

            Section 17.     Buyer Termination Rights.  Notwithstanding anything contained herein to the contrary if, under any provision of this Agreement, Buyer is given a right to terminate this Agreement in its entirety or to terminate this Agreement as to only one or more Properties, including, without limitation, Sections 4.5, 5.3, 6.3, 6.4, 7, 9.1, 12, 13.1, 14 and 15, if Buyer terminates this Agreement in its entirety, the Earnest Money shall be returned to Buyer and each party shall be released of all duties and obligations hereunder (except those which are expressly stated to survive such termination).  If, however, Buyer shall elect to terminate this Agreement as to a particular Property only, the Consideration shall be reduced by the amount allocated to such particular Property on Exhibit M, the Earnest Money shall remain with Escrow Agent, each party shall be released and discharged of all duties and obligations with respect to such particular Property (except those which are expressly stated to survive such termination), and this Agreement shall continue in effect with respect to the remaining Properties.

Section 18.     Miscellaneous.

18.1.     Governing Law; Headings; Rules of Construction.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nebraska, without reference to the conflicts of laws or choice of law provisions thereof.  The titles of sections and subsections herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions herein.  All references herein to the singular shall include the plural, and vice versa.  The parties agree that this Agreement is the result of negotiation by the parties, each of whom was represented by counsel, and thus, this Agreement shall not be construed against the maker thereof.

18.2.     Assignment.  Neither Buyer nor Sellers shall assign any of their rights hereunder without the prior written consent of the other.

18.3.     Brokers.  Buyer and Sellers each warrant and represent to the other that such representing and warranting party has not employed or made any commitment to a broker or agent (including without limitation any real estate or securities broker, agent, dealer, or salesperson) in connection with the transaction contemplated hereby, except for Seller's Broker.  At the Closing, Seller's Broker shall be paid a commission equal to the product obtained when (i) $55,555.00, is multiplied by (ii) the number of Properties contributed to Buyer pursuant to this Agreement, not to exceed $500,000.00; such commission to Seller's Broker shall be paid one-half by Sellers and one-half by Buyer.  Each party agrees to indemnify and hold the other harmless from any loss or cost suffered or incurred by it as a result of the indemnifying parties’ representation herein being untrue.

18.4.     No Waiver.  Neither the failure of any party to exercise any power given such party hereunder or to insist upon strict compliance by the other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver of either party’s right to demand exact compliance with the terms hereof, except the Closing of this Agreement shall constitute waiver of all conditions to Closing except to the extent otherwise agreed in writing at Closing.

18.5.     Entire Agreement.  This Agreement contains the entire agreement of the parties hereto with respect to the Properties, and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein or incorporated herein by reference shall be of any force or effect.

18.6.     Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

18.7.     Amendments.  No amendment to this Agreement shall be binding on any of the parties hereof unless such amendment is in writing and is executed by the party against whom enforcement of such amendment is sought.

18.8.     Possession.  Possession of the Properties shall be given by Sellers to Buyer at Closing.

18.9.             Date for Performance.  If the time period by which any right, option or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday or legal or bank holiday, then such time period shall be automatically extended through the close of business on the next regular business day.

18.10.         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute but one and the same instrument.

18.11.         Time of the Essence.  Time shall be of the essence of this Agreement and each and every term and condition hereof.

18.12.         Severability.  This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations, and is intended, and shall for all purposes be deemed to be, a single, integrated document setting forth all of the agreements and understandings of the parties hereto, and superseding all prior negotiations, understandings and agreements of such parties.  If any term or provision of this Agreement or the application thereof to any person or circumstance shall for any reason and to any extent be held to be invalid or unenforceable, then such term or provision shall be ignored, and to the maximum extent possible, this Agreement shall continue in full force and effect, but without giving effect to such term or provision.

18.13.         Survival.  Except as otherwise expressly provided herein, neither this Agreement nor any provision contained herein shall be cancelled or merged with any deed or other instrument on, as of, at or by reason of the Closing, and the covenants and obligations of the parties shall survive the Closing.

18.14.         Further Assurances.  After the Closing, Buyer and Sellers shall execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered, such instruments and take such other actions as may be reasonably necessary or advisable to carry out their respective obligations under this Agreement and under any Exhibit, document, certificate, or other instrument delivered pursuant thereto.

18.15.         Exhibits.  Attached hereto and forming an integral part of this Agreement are the following exhibits, all of which are incorporated into this Agreement as fully as if the contents thereof were set out in full herein at each point of reference thereto:

Exhibit A                   Legal Description of Land

Exhibit B                   List of Personal Property

Exhibit C                   List of Service Contracts

Exhibit D                   Uncompleted Lease Obligations

Exhibit E                   Due Diligence Documents

Exhibit F                   Bill of Sale

Exhibit G                   General Assignment and Assumption Agreement

Exhibit H                   Non-Foreign Certificate

Exhibit I                     Tenant Estoppel Certificate

Exhibit J                    Debt Information

Exhibit K                   Accredited Investor Certificate

Exhibit L                   Partnership Agreement

Exhibit M                   Allocation of Consideration

Exhibit N                   Environmental Exceptions

Exhibit O                  Governmental Exceptions

Exhibit P                   Litigation Exceptions

Exhibit Q                  Inducement Agreement

Exhibit R                   Tax Proration

            Section 19.     Additional Provisions Regarding Units and Shares.

19.1.      Sellers recognize that the issuance of the Units is intended to be exempt from registration under the Act, and that Buyer is relying on such recognition in issuing the Units to Sellers.  In furtherance thereof, each Seller represents and warrants to Buyer that:

(a)        Each Seller is acquiring the Units solely for its own account for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof;

(b)       Each Seller has such knowledge and experience in financial and business matters so as to be fully capable of evaluating the merits and risks of an investment in the Units;

(c)       Each Seller recognizes that it is not permitted to offer, transfer, sell, assign or otherwise dispose of (“Transfer”) any of the Units, except as expressly provided in the Partnership Agreement;

(d)       Each Seller has received and reviewed the Partnership Agreement and such other documents, if any, that it has requested from Buyer (collectively, if any, the “Additional Documents”), and understands the contents thereof;

(e)       Each Seller has been given the opportunity to obtain such additional information or documents and to ask such questions and receive answers about such Additional Documents, the Buyer and IRET, and the business and prospects of the Buyer and IRET, that Sellers deems necessary to evaluate the merits and risks related to Sellers' investment in the Units; and

(f)       As of both the Contract Date and the Closing Date, each Seller is and will be an Accredited Investor.

19.2.      Sellers represent and warrant to Buyer that Sellers have consulted their own financial, legal and tax advisors with respect to the economic, legal and tax consequences of this transaction and delivery of the Units, and that Sellers have not relied on the Additional Materials, Buyer, IRET or any of the officers, directors, affiliates or professional advisors of Buyer or IRET for advice as to such consequences.

19.3.      Buyer acknowledges that each Seller intends to treat the transfer of the Properties in exchange for Units (the “721 Exchange”) as a partnership contribution pursuant to Section 721 of the Code, and Buyer agrees to cooperate in all reasonable respects with Sellers to effectuate such 721 Exchange; provided, however, that each Seller acknowledges, covenants, and agrees that:

(a)       The Closing shall not be extended or delayed by reason of such 721 Exchange, unless Buyer has breached its material obligations to Seller under this Agreement;

(b)       Buyer shall not be required to incur any additional cost or expense as a result of the 721 Exchange.  Seller shall, on demand, reimburse Buyer for any additional cost or expense (including, but not limited to, reasonable attorneys’ fees) incurred by Buyer as a result of any audit or tax litigation to which Seller is or may be a party or which is or may be otherwise directly attributable to the 721 Exchange;

(c)       Subject to Buyer’s performance and fulfillment of the express covenants and conditions contained in this Agreement, and except for the express obligations and liabilities of Buyer under this Agreement, Buyer and IRET shall incur no additional liability under any document or agreement required in connection with the 721 Exchange, and Buyer and IRET shall not be required to execute any such document or agreement that does not expressly exculpate and release Buyer and IRET (including the successors, assigns, affiliates, officers, employees, agents and representatives of each) from any liability or obligation arising out of, or in connection with, the 721 Exchange; and

(d)       Subject to Buyer’s performance and fulfillment of the express covenants and conditions contained in this Agreement, Buyer does not warrant, and shall not be responsible for, the tax or legal consequences to Seller of the transactions contemplated by this Agreement or any actions the Seller may have taken prior to and/or in anticipation of the transactions contemplated by this Agreement.

19.4.      Each Seller acknowledges that it has been advised that:  (a) the Units must be held indefinitely, and Seller will continue to bear the economic risk of the investment in the Units unless and until they are converted pursuant to the Partnership Agreement into cash or, at the sole discretion of IRET, into Shares, or are subsequently registered under the Act or an exemption from such registration is available; (b) it is not anticipated that there will be any public market for the Units at anytime; (c) Rule 144 promulgated under the Act (“Rule 144”) may not be available with respect to the sale of any securities of Buyer (and that upon conversion of the Units into Shares, if IRET fails to effectively register the Shares, a new holding period under Rule 144 may commence); (d) a restrictive legend as set forth in Section 19.5 below shall be placed on the certificates representing the Units; and (e) the conversion of the Units for Shares is subject to certain restrictions contained in this Agreement and in the Partnership Agreement; and (f) the Shares that may be received upon such a conversion, if IRET fails to effectively register the Shares, may be restricted securities and subject to limitations as to Transfer.

19.5.      Each Seller acknowledges and agrees that each Certificate representing the Units shall bear the following legend:

“THE UNITS OF PARTNERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933 OR THE SECURITIES LAW OF ANY STATE.  THESE UNITS MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS THEY HAVE FIRST BEEN SO REGISTERED OR UNLESS THE PARTNERSHIP’S COUNSEL (OR OTHER COUNSEL SATISFACTORY TO THE GENERAL PARTNER OF THE PARTNERSHIP) HAS GIVEN AN OPINION THAT SUCH REGISTRATIONS ARE NOT REQUIRED.  THE UNITS REPRESENTED BY THIS CERTIFICATE ARE HELD SUBJECT TO, AND CANNOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH, THE PROVISIONS OF THE AGREEMENT OF LIMITED PARTNERSHIP OF IRET PROPERTIES, AS AMENDED OR RESTATED AND

THE TERMS OF THE WRITTEN PARTNERSHIP CONTRIBUTION AGREEMENT UNDER WHICH THE HOLDER OF THIS CERTIFICATE DIRECTLY OR INDIRECTLY ACQUIRED THE UNITS REPRESENTED BY THIS CERTIFICATE.”

19.6.      Notwithstanding anything in this Agreement or in the Partnership Agreement to the contrary, each Seller acknowledges and agrees that it may not, until after the date which is two (2) years from the Closing Date, convert the Units pursuant to the terms of the Partnership Agreement.  Any conversion request concerning the Units must be directed in writing to Buyer at least sixty (60) days before the anticipated conversion date, must specify an anticipated conversion date that is the first business day of a calendar month, and must comply with all of the provisions of the Partnership Agreement.

19.7.      Each Seller acknowledges that:  (a) prior to the date upon which the Units may first be converted into Shares, IRET will file a registration statement under the Act relating to the possible issuance of Shares in exchange for the Units and the offer and sale, from time to time, by Seller of the Shares to be received upon conversion of the Units; and (b) Seller will be specifically identified in such registration statement as a selling stockholder.  Prior to the time that IRET files said registration statement, IRET may request information from Seller that IRET reasonably believes is required in connection with the filing of said registration statement.  If Seller does not provide the requested information within twenty (20) days after the request for such information, then Seller will not be entitled to use any prospectus prepared by IRET in connection with the sale of Shares until the later of (x) ten (10) business days after the receipt by IRET of the requested information, and (y) the effective date of the registration statement, in each case subject to any other requirements and limitations on the Transfer of Shares set forth in this Agreement, the Partnership Agreement or any other governing documents of Buyer or IRET.

19.8.      Each Seller acknowledges and agrees that, upon receipt of prior written notice, it may not effect any Transfer of Shares, including a sale under Rule 144 under the Act, during the ten (10) days prior to, and during the ninety (90) day period beginning on, the effective date of a registration statement filed in connection with an equity offering by IRET, if and to the extent requested in writing by IRET, in the case of a non-underwritten public offering, or if and to the extent requested in writing by the managing underwriter or underwriters administering such offering, in the case of an underwritten offering.  Nothing in this Section will be read to limit the ability of Sellers to convert the Units to Shares in accordance with this Agreement and the Partnership Agreement.

19.9.      Within ten (10) days after a request by Buyer (whether before or after the Closing Date), each Seller shall provide Buyer with information required to (a) compute the beginning tax basis tax capital accounts of each entity or person receiving Units under this Agreement, and (b) schedules detailing the allocation of “built-in-gain” under Section 704(c) of the Code for each property contributed and each entity or person receiving Units pursuant to this Agreement.  Buyer shall be entitled to withhold all distributions relating to the Units from the Contributor until this Section is complied with.

19.10.    Each Seller acknowledges and agrees that the first quarterly distribution payable after the Closing Date with respect to the Units shall be prorated based on the number of days in the calendar quarter that Seller owned the Units.  For purposes of this section, each Seller shall be deemed to own the Units as of the actual Closing Date.  In the event that the Closing Date is after the applicable record date for the quarterly distribution, but before the first day of the next calendar quarter, then Sellers shall not receive any portion of the quarterly distribution for the calendar quarter in which Closing occurs.

19.11.    Buyer represents, warrants and covenants that, as of the Contract Date and the Closing Date:

(a)       The Partnership Agreement attached hereto as Exhibit L is a full, true and correct copy of the Partnership Agreement;

(b)       None of the Units to be delivered to a Seller at the Closing, when delivered to such Seller, will be subject to any lien, claim, encumbrance (except, if viewed as an encumbrance, Partnership transfer restrictions and any applicable registration requirements under federal or state securities laws), preemption right or other claim of any third party; and

(c)       To the extent consistent with, and subject in all events to, its fiduciary, statutory, and other obligations to all of its partners (present and future), and to all owners of IRET’s Shares:  (i) unless it has obtained the prior written consent of Seller (or its successor(s) in interest) who then hold the Units issued pursuant to this Agreement, Buyer shall not sell, transfer or otherwise dispose of any of the Properties for ten (10) years from the date of the Closing, unless such transaction is a non-recognition transaction (such as an exchange under Section 1031 of the Code); and (ii) Buyer will take such actions as are reasonably within its power to cause to be allocated to Seller pursuant to Section 752 of the Code and Treasury Regulations sections 1.752-1(a)(2) and 1.752-3 a portion of Buyer’s debt that is not less than the Debt on each Property allocable to the Seller as of the Closing Date.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and sealed by its duly authorized signatory, effective as of the day and year first above written.

BUYER:

IRET PROPERTIES, A NORTH DAKOTA
LIMITED PARTNERSHIP

  By:    IRET, Inc., a North Dakota corporation
  Its:    Sole General Partner

By: /s/ Timothy P. Mihalick
Timothy P. Mihalick
Its: Senior Vice President

By: /s/ Thomas A Wentz, Jr.
Thomas A. Wentz, Jr.
Its: Senior Vice President

SELLERS:

MR INC. NO. 2, a Nebraska corporation

By /s/ W. David Scott

     Title: President & CEO

TETRAD CORPORATION, a Wyoming corporation

By /s/ W. David Scott

     Title: President

108 FARNAM, L.L.C., a Nebraska limited liability company

By: 108 Farnam, Inc., a Nebraska corporation, Manager

By /s/ W. David Scott

     Title: President

MR NO. 14, L.L.C., a Nebraska limited liability company

By: Magnum Resources, Inc., a Wyoming corporation, Manager

By /s/ W. David Scott

     Title: President & CEO

MR NO. 15, L.L.C., a Missouri limited liability company

By: Magnum Resources, Inc., a Wyoming corporation, Manager

By /s/ W. David Scott

     Title: President & CEO

13690 RIVERPORT, L.L.C., a Missouri limited liability company

By: 13690 Riverport, Inc., a Nebraska corporation, Manager

By /s/ W. David Scott

     Title: President

114 TIMBERLANDS, LLC, a Kansas limited liability company

By: 114 Timberlands Corp., a Nebraska corporation, Manager

By /s/ W. David Scott

     Title: President

FLAGSHIP BUILDING, L.L.C., a Minnesota limited liability company

By: Magnum Resources, Inc., a Wyoming corporation, Manager

By /s/ W. David Scott

     Title: President & CEO

MR. NO. 18, L.L.C., a Minnesota limited liability company

By: Magnum Resources, Inc., a Wyoming corporation, Manager

By /s/ W. David Scott

     Title: President & CEO